Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-84046) (No. 333-111361), (No. 333-111363), (No. 333-105478) and (No. 333-56915) and Forms S-8 (No. 333-102875), (No. 333-98013), (No. 333-71766), (No. 333-64634), (No. 333-44890), (No. 333-83555) and (No. 333-24539) of Euronet Worldwide, Inc. of our report dated February 6, 2004 relating to the financial statements of transact Elektronische Zahlungssysteme GmbH, Martinsried which appears in the Current Report on Form 8-K/A of Euronet Worldwide, Inc. dated November 25, 2003.

Grant Thornton GmbH

Hamburg, Germany

February 6, 2004